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                                                                    Exhibit 23.2


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan; Fourth Amended and Restated Employees Stock Option Plan, of our report dated March 16, 1999, with respect to the consolidated financial statements of The Ackerley Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                Ernst & Young LLP

Seattle, Washington
December 22, 1999